WARDROP

CONSENT OF EXPERT

To: Wildcat Silver Corporation (the "Company")

         I, Greg Z. Mosher, P.Geo., do hereby consent to the filing of the written disclosure of the technical report entitled "Amended Technical Report on the Hardshell Property, Santa Cruz County, Arizona" of the Hardshell Project located in Santa Cruz County, Arizona and dated November 6, 2006 (the "Technical Report") and any extracts from or a summary of the Technical Report in the Registration Statement on Form 20-F dated November 29, 2006 (the "Registration Statement") of the Company, and to the filing of the Technical Report with the United States Securities and Exchange Commission.

         I also consent to the use of my name and the name of Wardrop Engineering Inc. in the Registration Statement.

Dated this 29th day of November, 2006.

By:	/s/ Greg Z. Mosher

Name:	Greg Z. Mosher
Title:	Senior Geologist
Wardrop Engineering Inc.